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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                  SOURCE INTERLINK NAMES TERRENCE J. WALLOCK TO
                               BOARD OF DIRECTORS

BONITA SPRINGS, FL, FEBRUARY 15, 2007 -- Source Interlink Companies, Inc. (NASDAQ: SORC) announced today that it has named veteran retail grocery and foodchain executive Terrence J. Wallock to its Board of Directors. Mr. Wallock joins Source Interlink's Board as a non-executive, independent director, and serves as the Chairman of the Company's Nominating and Corporate Governance Committee, and as a member of the Board's Compensation Committee. Mr. Wallock replaces Aron Katzman, who recently retired from the Board. The Source Interlink Board of Directors is composed of nine members, five of whom are independent within the meaning of the rules of the NASDAQ Stock Market.

Terrence Wallock, 62, has served as a senior executive officer and general counsel to a number of large grocery and foodservice chains, including Ralph's Grocery Company, the Vons Companies, and Denny's, Inc. Most recently, Mr. Wallock has been engaged providing legal and consulting services in connection with merger, acquisition and restructuring situations, as well as advising companies that provide services to the retail grocery business.

"Terry brings to Source a distinguished track record in the retail grocery and foodchain industries," commented Michael R. Duckworth, Chairman of Source Interlink. "Having operated in the retail space virtually his entire career, he knows distribution as well as our customers' businesses very well. Terry's industry background and governance expertise will enhance the strength of our Board of Directors on multiple levels, and through his appointment we move forward with a greater independent majority of Board members."

Mr. Wallock commented, "Source Interlink occupies a pivotal position on store shelves and at the newsstand at a dynamic time in the business of merchandising home entertainment content products. I look forward to contributing my insights as the Company pursues its strategic objectives, and I thank the Board and Source shareholders for the opportunity to serve."

ABOUT SOURCE INTERLINK COMPANIES, INC.
Source Interlink Companies is a leading marketing, merchandising and fulfilment company of entertainment products including DVDs, music CDs, magazines, books and related items. The Company's fully integrated businesses include:

          - Distribution and fulfilment of entertainment products to major retail chains throughout North America and directly to consumers of entertainment products ordered through the Internet
          - Import and export of periodicals sold in more than 100 markets worldwide
          - Coordination of product selection and placement of impulse items sold at checkout counters

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          -    Processing and collection of rebate claims as well as management of sales data obtained at the point-of-purchase
          - Design, manufacture and installation of wire fixtures and custom wood displays in major retail chains
          - Licensing of children's and family-friendly home entertainment products

Source Interlink serves approximately 110,000 retail store locations throughout North America. Supply chain relationships include movie studios, record labels, magazine and newspaper publishers, confectionary companies and manufacturers of general merchandise. For more information, please visit the company's website at www.sourceinterlink.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies, growth opportunities, statements of belief and statements of assumptions underlying any of the foregoing.

These forward-looking statements reflect Source Interlink's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Factors that could cause actual results to differ include: (i) market acceptance of and continuing retail demand for magazines, books, DVDs, CDs and other home entertainment products; (ii) our ability to realize operating efficiencies, cost savings and other synergistic benefits, (iii) adverse changes in general economic or market conditions; (iv) the ability to attract and retain employees; and (v) other events and other important factors disclosed previously and from time to time in Source Interlink's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006.

Source Interlink does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

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CONTACTS:
Investors:                                                                Media:
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
Dean Heine                            Todd St.Onge                        Nancy Zakhary
Investor Relations                    Brainerd Communicators, Inc.        Brainerd Communicators, Inc.
Source Interlink Companies, Inc.      212-986-6667                        212-986-6667
212-683-0376                          stonge@braincomm.com                nancy@braincomm.com
dheine@sourceinterlink.com
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